UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 1, 2011
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, Florida 33131
(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 961-3200
Copies of all communications to:

Terremark Worldwide, Inc. One Biscayne Tower 2 South Biscayne Boulevard Suite 2800 Miami, FL 33131 (305) 961-3200 Attn: Adam T. Smith, Chief Legal Officer	Greenberg Traurig, LLP MetLife Building 250 Park Avenue New York, NY 10166 (212) 801-9200 Attn: Clifford E. Neimeth	Greenberg Traurig, P.A. 333 Avenue of the Americas (333 S.E. 2nd Avenue) Suite 4400 Miami, FL 33131 (305) 579-0500 Attn: Jaret L. Davis

Greenberg Traurig, LLP 2375 East Camelback Road Suite 700 Phoenix, AZ 85016 (602) 445-8000 Attn: Clifford E. Neimeth
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
SIGNATURES

Background.
     As previously reported, on January 27, 2011, Terremark Worldwide, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with Verizon Communications Inc., a Delaware corporation (“Parent”), and Verizon Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated February 28, 2011, among the Company, Parent and Purchaser (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on February 10, 2011 to acquire all outstanding shares of common stock, par value $0.001 per share, of the Company (“Shares”) at a purchase price of $19.00 per share, net to the seller in cash, less any required withholding taxes. The Merger Agreement further provides that, following completion of the Offer, Purchaser will merge with and into the Company, with the Company continuing as the surviving corporation and as a direct, wholly-owned subsidiary of Parent (the “Merger”). Capitalized terms used and not defined herein have the respective meanings assigned to them in the Merger Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 27, 2011.

Item 3.02	Unregistered Sales of Equity Securities.
     Pursuant to the terms of the Merger Agreement, the Company entered into a subscription agreement, dated as of April 7, 2011 (the “Subscription Agreement”), by and between the Company and Purchaser, pursuant to which the Company issued to Purchaser 10,112,422 newly authorized Shares at $19.00 per Share in cash (or an aggregate purchase price of $192.1 million). The Company will use the cash proceeds (without the deduction of any other fee or expense) of such direct issuance to redeem 35% in aggregate principal amount of the Company’s outstanding 12% Senior Secured Notes due 2017. The Shares were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Purchaser represented to the Company that it was an “accredited investor” as defined in Rule 501(a) of the Securities Act and that the Shares were being acquired for investment purposes and not with a view to distribution.

Item 5.01	Changes in Control of Registrant.
     On April 1, 2011, Parent announced the completion of the Offer. According to Computershare Trust Company, N.A., the depositary for the Offer, as of 12:00 Midnight, New York City time, on March 31, 2011, 59,754,625 Shares had been validly tendered and not withdrawn pursuant to the Offer, representing at such time approximately 70.90% of the Company’s Shares calculated on a fully diluted basis and 84.06% of the outstanding Shares. On April 1, 2011, Purchaser accepted for payment all Shares validly tendered in the Offer. The aggregate purchase price for such Shares paid by Purchaser was approximately $1.2 billion. Purchaser used cash on hand from funds received from Parent’s operations and net cash proceeds received from Parent’s issuance of commercial paper to fund the purchase price of such Shares.
     As a result of Purchaser’s purchase of such Shares in the Offer, on April 1, 2011, a change in control of the Company occurred, and the Company became a direct, majority-owned subsidiary of Purchaser.

     The Merger Agreement includes provisions relating to the appointment of directors to the Company’s Board of Directors (the “Board”). The disclosure contained in Item 5.02 is incorporated herein by reference.
     To the knowledge of the Company, except as set forth herein, there are no agreements, arrangements or understandings, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 4, 2011, upon Purchaser’s payment for Shares tendered in the Offer, the following directors voluntarily resigned from the Board and from all Board committees on which such directors served: Manuel D. Medina, Guillermo Amore, Timothy Elwes, Arthur L. Money, Rodolfo A. Ruiz, Frank Botman and Melissa Hathaway. Each such director resigned pursuant to the requirements of Section 1.3(a) of the Merger Agreement and not because of any disagreement with the Company. Following the effectiveness of such resignations, pursuant to the terms of the Merger Agreement and in accordance with the Company’s amended and restated bylaws then in effect, the Board filled the vacancies created by such resignations by appointing the following nominees of Parent to serve as directors of the Company: J. Goodwin Bennett, Francis J. Shammo, John W. Diercksen, Virginia P. Ruesterholz, William L. Horton, and Craig Silliman.
     Joseph R. Wright, Jr., Antonio S. Fernandez and Marvin S. Rosen continue to serve at this time as directors of the Company as “qualified” continuing directors in accordance with Section 1.3(b) of the Merger Agreement and, until the Effective Time, shall have the authority to (i) rescind, withdraw or change in a manner adverse to Parent the Board’s recommendation that the Company’s stockholders vote for the adoption of the Merger Agreement under certain circumstances specified in the Merger Agreement, (ii) authorize any consent or action by the Company required under the Merger Agreement, including termination of the Merger Agreement by the Company, (iii) authorize any amendment of the Merger Agreement on behalf of the Company or of the Company’s certificate of incorporation or bylaws, (iv) authorize any extension of the time for performance of any obligation or action under the Merger Agreement by Parent or Purchaser, (v) authorize any waiver of compliance with any covenant of Parent or Purchaser or any waiver of any other agreements or conditions contained in the Merger Agreement for the benefit of the Company or (vi) authorize any exercise of the Company’s rights or remedies under the Merger Agreement or any action seeking to enforce any obligation of Parent or Purchaser under the Merger Agreement, as specified in the Merger Agreement. Information about each of the new directors was previously disclosed in the Information Statement set forth in Annex B to the Company’s Solicitation/Recommendation Statement on

Schedule 14D-9 originally filed by the Company with the SEC on February 11, 2011 and is incorporated herein by reference.

Item 8.01	Other Events.
     On April 1, 2011, Purchaser commenced a subsequent offering period (the “Subsequent Offering Period”) to acquire all outstanding Shares not theretofore purchased by Purchaser in the Offer. The Subsequent Offering Period will expire at 5:00 p.m., New York City time, on April 7, 2011, unless Parent and Purchaser extend the Subsequent Offering Period in accordance with the Merger Agreement and applicable law. During the Subsequent Offering Period, Purchaser will promptly purchase Shares validly tendered that stockholders of the Company did not previously tender in the Offer for the same consideration of $19.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, paid in the Offer. Procedures for tendering Shares during the Subsequent Offering Period are the same as during the Offer, except that: (1) Shares cannot be delivered by means of guaranteed delivery, and (2) Shares validly tendered during the Subsequent Offering Period may not be withdrawn and will be accepted for payment and purchased on a daily, as-tendered basis.
Additional Information and Where to Find It.
     This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Offer for outstanding Shares commenced on February 10, 2011, and, in connection with the Offer, Parent caused Purchaser to file a tender offer statement on Schedule TO with the SEC. The Company’s stockholders are strongly advised to read the tender offer statement, as amended from time to time (including the offer to purchase, letter of transmittal and related tender offer documents), and the related solicitation/recommendation statement on Schedule 14D-9, as amended from time to time, filed by the Company with the SEC because they contain important information about the proposed transaction. These documents are available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents may be obtained free of charge by directing a request to Parent at 212-395-1525. A copy of the tender offer statement and the solicitation/recommendation statement are also available to all stockholders of the Company by contacting the Company’s Investor Relations at 305-961-3109 or hblankenbaker@terremark.com.
     This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed acquisition, the Company filed a proxy statement in preliminary form with the SEC on February 22, 2011, and, if required by law, intends to file relevant materials with the SEC, including the Company’s proxy statement in definitive form. The Company’s stockholders are strongly advised to read all relevant documents filed with the SEC because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free from the Company by contacting the Company’s Investor Relations at 305-860-7822 or hblankenbaker@terremark.com.
Participants in the Solicitation.
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement on Schedule 14A, as amended, filed with the SEC on June 18, 2010 and the Company’s Annual Report on Form 10-K filed with the SEC on June 14, 2010. If the Company solicits proxies, additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the definitive proxy statement that the Company files with the SEC.
Safe Harbor Statement.
     Certain statements made in this Current Report on Form 8-K that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include references to the Company’s announced transaction with Parent and Purchaser. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the Merger; uncertainties as to how many of the Company stockholders will validly tender their Shares in the Subsequent Offering Period; the possibility that various closing conditions for the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; and other risks and uncertainties discussed in documents filed with the SEC by the Company, as well as the tender offer documents filed by Parent and Purchaser and the solicitation/recommendation statement and proxy statement and other relevant materials filed or to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: April 7, 2011	By:	/s/ Adam T. Smith
Adam T. Smith
Chief Legal Officer